Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, Pre-Effective Amendment #1, of our report dated November 17, 2011 on the consolidated financial statements of Meetinghouse Bank and Subsidiary as of September 30, 2011 and 2010, and for the years then ended, appearing in the Prospectus, which is a part of this Registration Statement on Form S-1, Pre-Effective Amendment #1.  We further consent to the reference to us under the heading “Experts” in such Prospectus.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 8, 2012